Exhibit: 99.1

                             [LOGO OF OLD NATIONAL]

                       P.O. Box 718o Evansville, IN 47705
                                NYSE Symbol: ONB

NEWS RELEASE

SUBJECT:   OLD NATIONAL REPORTS THIRD-QUARTER NET INCOME
           OF $.27 PER SHARE; REPRESENTS A 54% INCREASE
           IN NET INCOME OVER THE THIRD QUARTER OF 2003.

DATE:      October 28, 2004

For Further Information Call: John Poelker - (812) 461-9099
                              Executive Vice President - Chief Financial Officer

                              Lynell Walton - (812) 464-1366
                              Assistant Vice President - Investor Relations


Old National Bancorp (NYSE: ONB) announced that its third-quarter net income was $18.2 million or $.27 per share. That compared with net income in the third quarter of 2003 of $11.8 million or $.17 per share and represents a 54.2% increase over the same period last year.

For the first nine months of the year, net income was $49.0 million or $.73 per share, compared to $65.1 million or $.97 per share earned during the comparable period in 2003. Results for 2004 include the impact of a special charge taken during the second quarter for costs associated with implementation of the company's Project ASCEND profit improvement program. Those charges during the second quarter amounted to $25.1 million and had a $17.2 million, or $.26 per share, impact on an after-tax basis.

Bob Jones, President & Chief Executive Officer, said, "We are pleased with our continuing progress in restoring a higher degree of consistency and quality to our core earnings components. We have seen good performance in consumer lending and in generating transaction deposits. In addition, we are delivering on our commitment to restore sound credit quality, which enabled us to cut the amount of the third-quarter loan loss provision compared with a year ago. These positive developments have been partially offset by the sustained slowdown in commercial lending and mortgage originations, which clearly has had a negative impact on our success in generating revenue growth."

On June 9, 2004, the company announced the projected results of Project ASCEND. The benefit of the program, assuming successful implementation and the full realization of the benefits identified, is estimated to be $77 million on an annualized pre-tax basis, or $.77 per share after taxes. Mike Hinton,

Senior Executive Vice President and Chief Operating Officer, noted, "Having been in the implementation phase of ASCEND for several months now, we are very pleased with the dedication and hard work that our employees are putting forth. We remain confident in the project and continue to be optimistic that we will achieve the expected benefits."

Balance Sheet

Commercial loans at September 30, 2004, were $3.300 billion, compared to $3.517 billion outstanding at September 30, 2003, a reduction of $217.0 million or 6.2%. Changes instituted by the company over the last twelve months to improve credit quality within the commercial lending portfolio have had an impact on the growth of the portfolio, but have contributed to the overall improvement in credit quality.

Consumer loans continue to show steady growth, with outstandings at the end of the third quarter at $32.0 million, or 2.7% higher than at June 30, 2004. When compared to September 30, 2003, consumer loans outstanding have increased 8.1% to $1.227 billion from $1.135 billion. Over the last two years Old National has intensified its focus on consumer and retail credit products in connection with broad-based sales and marketing strategies. Consumer loans have grown $173.6 million since December 31, 2002, and now represent 24.0% of total loans compared to 18.3% at the end of 2002.

Core deposit balances over the last twelve months have been relatively unchanged with core deposits at September 30, 2004, totaling $6.035 billion compared to $6.006 billion at the same date in 2003. Of significance however is the change in the mix of the deposit base with lower cost demand deposits and other transaction accounts growing $363.1 million, or 10.9%, over the last twelve months. This planned shift in the mix of the deposit portfolio away from higher cost CD products has contributed to a reduction in the effective interest cost of interest bearing deposits from 2.33% in the third quarter of 2003 to 1.92% during this years' third quarter.

Old National's investment portfolio at September 30, 2004, was $3.019 billion compared to $3.041 billion at June 30, 2004, and $3.127 billion at September 30, 2003. At September 30, 2004, the investment portfolio had an unrealized market value gain of $25.8 million compared to an unrealized market value loss at June 30, 2004, of $44.4 million.

At September 30, 2004, borrowed funds were $2.117 billion compared to $2.256 billion at June 30, 2004. The reduction of $139.0 million primarily reflected reduced borrowing needs as a result of a smaller investment portfolio and the growth of core deposits.

Total assets at September 30, 2004, were $8.982 billion compared to $9.525 billion at the same date in 2003. The reduction in assets primarily represents the impact of the sale of mortgage loans during the second quarter of 2004 and the reduction in commercial loans and the investment portfolio over the last 12 months.

Total shareholders' equity at September 30, 2004, was $712.3 million, an increase of $39.0 million from $673.3 million at June 30, 2004. The ratio of shareholders' equity to total assets at September 30, 2004, was 7.93% compared to 7.58% at September 30, 2003. Book value per share at September 30, 2004, was $10.80, unchanged from the value at September 30, 2003.

Credit Quality

Net charge-offs during the third quarter of 2004 were $6.1 million, a reduction of $6.4 million from the second quarter of 2004 and a $20.0 million reduction from the third quarter of 2003. For the first nine months of 2004, net charge-offs have totaled $22.1 million or .54% of average loans outstanding on an annualized basis. Comparable results for the first nine months of 2003 were net charge-offs of $47.3 million or 1.11% of average loans.

Non-performing loans at September 30, 2004, were $106.0 million, an increase of $8.4 million from the $97.6 million at June 30, 2004, but down from the $110.2 million at September 30, 2003. The increase over the last quarter occurred primarily in loans classified as nonaccrual and brought non-performing loans to total loans at September 30 to 2.08% compared to 1.90% at June 30, 2004, and 1.97% at September 30, 2003. The total portfolio of loans identified by the company as problem credits has continued to decline steadily over the last five quarters, from $615.6 million at June 30, 2003 to $473.3 million at September 30, 2004, including a decrease of $19.1 million from June 30, 2004. Although management has not formalized a decision to sell specific loans, Old National has entered into an ongoing agency agreement with a third party to facilitate a strategy option for periodic loan sales to reduce the balance of under-performing loans.

The reserve for loan losses at September 30, 2004, was $96.3 million, an increase of $3.7 million from September 30 last year. The reserve as a percentage of total loans outstanding at September 30, 2004, was 1.89% compared to 1.65% at the same date last year.

Old National recorded a provision for loan losses during the third quarter of 2004 of $7.4 million. The total provision for loan losses for the first nine months of 2004 was $22.4 million, a decrease of $36.6 million compared to the $59.0 million provision during the comparable period in 2003.

Daryl Moore, Executive Vice President and Chief Credit Officer, noted, "Our efforts continue to be focused on improving our underwriting and credit quality performance and we are very pleased with the improvements made in that regard. We are convinced that we have addressed the issues that led to our current credit quality position.

"We also continue to focus on reducing the high level of non-performing assets on the balance sheet. We are working very closely with these borrowers and continue to explore a variety of options aimed at reducing our exposure to these credits."

Net Interest Income

Net interest income for the third quarter of 2004 was $67.0 million, a $4.2 million reduction from the net interest income recorded in the second quarter of 2004 and $6.7 million less than the third quarter of 2003. While the net interest margin during the quarter of 3.30% was .08% less than the margin in the second quarter, the most significant factor in the reduced net interest income was a decline in average earning assets of $318.0 million from second quarter levels, primarily as a result of the sale of $405.6 million in mortgage loans at the end of the second quarter.

For the first nine months of 2004, net interest income was $209.4 million compared to $224.6 million for the comparable period in 2003. As with the third quarter comparison, the principle driver in this reduced level of revenue has been lower levels of earning assets.

Other Income

Fee and service charge revenue for the quarter ended September 30, 2004, was $41.8 million, down $3.9 million from the $45.7 million reported in the third quarter of last year. A $7.8 million reduction in mortgage-related revenue was partially offset by an increase of $3.9 million, or 10.4%, in other fee income. For the quarter, total fee and service charge revenues represented 38.3% of total revenue.
On a year-to-date basis through September 30, 2004, fee and service charge revenue totaled $136.5 million, a 6.6% increase over the $128.1 million for the same period of 2003. Mortgage-related revenue was $10.2 million less than during the comparable period last year. All other categories of fee and service charge revenue increased by over $18.7 million compared to last year.

Other Expense

Operating expenses for the third quarter of 2004 totaled $75.4 million, virtually unchanged from expenses during the third quarter of 2003. While the implementation phase of ASCEND began several months ago, the company will see a positive impact on expenses beginning in the fourth quarter of 2004, and this impact will accelerate in 2005. The significant reduction when compared to the $98.7 million of expenses during the second quarter of the year reflects the $25.1 million of expenses incurred during that quarter related to the ASCEND project.


Old National Bancorp, a $9.0 billion financial holding company headquartered in Evansville, IN, employs professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include community-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.


Old National will hold its third-quarter Conference Call at 9:30 am Central on Friday, October 29, 2004. The live audio Webcast of the conference call will be available on the company's Shareholder Relations Web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 12:30 pm Central on October 29 through 12:00 midnight on November
12. To access the replay, dial 1-888-203-1112, confirmation code 971727.


                            Forward-Looking Statement
                            -------------------------

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," "anticipates," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan and implement the ASCEND project initiatives, credit quality trends and the ability to generate loans, other matters discussed in this news release, and other factors identified in the company's form 10-K and other periodic filings with the Securities and Exchange Commission. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

Old National Bancorp
Financial Highlights
($ in thousands except per-share data)

                                                 Three Months Ended
                                                    September 30
--------------------------------------------------------------------------------------
                                                 2004          2003          Change
--------------------------------------------------------------------------------------
Income Data:
--------------------------------------------------------------------------------------
Net Interest Income (FTE)                     $   66,959    $   73,633    $   (6,674)
--------------------------------------------------------------------------------------
Fee and Service Charge Income                     41,828        45,698        (3,870)
--------------------------------------------------------------------------------------
Securities Gains                                     303            75           228
--------------------------------------------------------------------------------------
Total Revenue (FTE)                              109,090       119,406       (10,316)
--------------------------------------------------------------------------------------
Provision for Loan Losses                          7,400        27,500       (20,100)
--------------------------------------------------------------------------------------
Other Expense                                     75,425        75,465           (40)
--------------------------------------------------------------------------------------
Income before Taxes                               26,265        16,441         9,824
--------------------------------------------------------------------------------------
Provision for Taxes (FTE)                          8,081         4,631         3,450
--------------------------------------------------------------------------------------
Net Income                                        18,184        11,810         6,374
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Per-share Data: (Diluted) (1) (2)
--------------------------------------------------------------------------------------
Net Income                                           .27           .17           .10
--------------------------------------------------------------------------------------
Net Income (Cash Basis) (3)                          .28           .18           .10
--------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                66,731        67,071          (340)
--------------------------------------------------------------------------------------
Book Value at 9-30                                 10.80         10.80            --
--------------------------------------------------------------------------------------
Stock Price at 9-30                                24.84         21.29          3.55
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Performance Ratios: (Based on Net Income)
--------------------------------------------------------------------------------------
Return on Average Assets                             .81%          .49%          .32
--------------------------------------------------------------------------------------
Return on Average Equity (4)                       10.58          6.37          4.21
--------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.30          3.32          (.02)
--------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        69.14         63.20          5.94
--------------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)                 .48          1.85         (1.37)
--------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)         1.89          1.65           .24
--------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)            2.08          1.97           .11
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Balance Sheet:                                                                % Change
--------------------------------------------------------------------------------------
Average Assets                                 8,976,882     9,646,248         (6.9)%
--------------------------------------------------------------------------------------
End of Period Balances:
--------------------------------------------------------------------------------------
Assets                                         8,981,715     9,524,519         (5.7)
--------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,527,591     4,652,084         (2.7)
--------------------------------------------------------------------------------------
Residential Real Estate Loans (5)                576,140       951,097        (39.4)
--------------------------------------------------------------------------------------
Core Deposits (Excluding Brokered CDs)         6,034,884     6,005,759           .5
--------------------------------------------------------------------------------------
Shareholders' Equity                             712,346       721,769         (1.3)
--------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.

(1) All share and per-share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $687,807 and $741,773, respectively, for 2004 and 2003.
(5)  Includes residential loans held for sale.

Old National Bancorp
Financial Highlights
($ in thousands except per-share data)

                                                 Nine Months Ended
                                                   September 30
--------------------------------------------------------------------------------------
                                                 2004          2003          Change
--------------------------------------------------------------------------------------
Income Data:
--------------------------------------------------------------------------------------
Net Interest Income (FTE)                     $  209,354    $  224,640    $  (15,286)
--------------------------------------------------------------------------------------
Fee and Service Charge Income                    136,522       128,051         8,471
--------------------------------------------------------------------------------------
Securities Gains                                   2,309        23,555       (21,246)
--------------------------------------------------------------------------------------
Total Revenue (FTE)                              348,185       376,246       (28,061)
--------------------------------------------------------------------------------------
Provision for Loan Losses                         22,400        59,000       (36,600)
--------------------------------------------------------------------------------------
Other Expense                                    254,565       219,590        34,975
--------------------------------------------------------------------------------------
Income before Taxes                               71,220        97,656       (26,436)
--------------------------------------------------------------------------------------
Provision for Taxes (FTE)                         22,244        32,519       (10,275)
--------------------------------------------------------------------------------------
Net Income                                        48,976        65,137       (16,161)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Per-share Data: (Diluted) (1) (2)
--------------------------------------------------------------------------------------
Net Income                                           .73           .97          (.24)
--------------------------------------------------------------------------------------
Net Income (Cash Basis) (3)                          .76           .99          (.23)
--------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                66,692        66,880          (188)
--------------------------------------------------------------------------------------
Book Value at 9-30                                 10.80         10.80            --
--------------------------------------------------------------------------------------
Stock Price at 9-30                                24.84         21.29          3.55
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Performance Ratios: (Based on Net Income)
--------------------------------------------------------------------------------------
Return on Average Assets                             .71%          .90%         (.19)
--------------------------------------------------------------------------------------
Return on Average Equity (4)                        9.20         11.59         (2.39)
--------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.35          3.38          (.03)
--------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        73.11         58.36         14.75
--------------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)                 .54          1.11          (.57)
--------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)         1.89          1.65           .24
--------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)            2.08          1.97           .11
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Balance Sheet:                                                               % Change
--------------------------------------------------------------------------------------
Average Assets                                 9,163,867     9,604,056         (4.6)%
--------------------------------------------------------------------------------------
End of Period Balances:
--------------------------------------------------------------------------------------
Assets                                         8,981,715     9,524,519         (5.7)
--------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,527,591     4,652,084         (2.7)
--------------------------------------------------------------------------------------
Residential Real Estate Loans (5)                576,140       951,097        (39.4)
--------------------------------------------------------------------------------------
Core Deposits (Excluding Brokered CDs)         6,034,884     6,005,759           .5
--------------------------------------------------------------------------------------
Shareholders' Equity                             712,346       721,769         (1.3)
--------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per-share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $710,031 and $749,567, respectively, for 2004 and 2003.
(5)  Includes residential loans held for sale.